UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2014
 Starbucks Corporation
(Exact Name of Registrant as Specified in its Charter)

Washington	0-20322	91-1325671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2401 Utah Avenue South, Seattle, Washington 98134
(Address of Principal Executive Offices)
(206) 447-1575
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the 2014 Annual Meeting of Shareholders held on March 19, 2014, the Company’s shareholders voted on (1) the election of 12 directors nominated by the Board to serve until the 2015 Annual Meeting of Shareholders and until their successors are elected and qualified, (2) an advisory resolution to approve executive compensation, (3) the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 28, 2014, (4) a shareholder proposal to prohibit political spending, and (5) a shareholder proposal for an independent board chairman.
The table below sets forth the number of votes cast for and against, and the number of abstentions and broker non-votes, for each matter voted upon by the Company’s shareholders.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 1: Election of Directors
Howard Schultz	511,811,360	16,018,976	2,351,038	123,685,886
William W. Bradley	527,563,784	1,800,283	817,307	123,685,886
Robert M. Gates	527,783,776	1,587,190	810,408	123,685,886
Mellody Hobson	522,075,684	7,258,252	847,438	123,685,886
Kevin R. Johnson	524,023,221	5,223,946	934,207	123,685,886
Olden Lee	523,237,206	6,020,536	923,632	123,685,886
Joshua Cooper Ramo	527,945,861	1,341,131	894,382	123,685,886
James G. Shennan, Jr.	518,949,896	10,308,579	922,899	123,685,886
Clara Shih	524,346,437	4,959,459	875,478	123,685,886
Javier G. Teruel	522,914,133	6,362,187	905,054	123,685,886
Myron E. Ullman, III	521,079,439	8,183,549	918,386	123,685,886
Craig E. Weatherup	524,132,033	5,149,735	899,606	123,685,886

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 2: Advisory Resolution to Approve Executive Compensation	460,017,554	68,218,742	1,945,078	123,685,886

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 3: Ratification of Selection of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm	646,471,314	5,673,245	1,722,701	N/A

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 4: Shareholder Proposal to Prohibit Political Spending	11,146,380	500,955,743	18,079,251	123,685,886

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 5: Shareholder Proposal for an Independent Board Chairman	186,714,524	341,831,515	1,635,335	123,685,886

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION

Dated: March 25, 2014
	By:	/s/ Lucy Lee Helm
Lucy Lee Helm
executive vice president, general counsel and secretary